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                                                                     EXHIBIT 4.6

                                AMF BOWLING, INC.

                   ZERO COUPON CONVERTIBLE DEBENTURES DUE 2018



                               PURCHASE AGREEMENT

                                                                     May 6, 1998


Goldman, Sachs & Co.,
Cowen & Company,
Morgan Stanley & Co. Incorporated,
Schroder & Co. Inc.,
c/o Goldman, Sachs & Co.,
    85 Broad Street,
    New York, New York 10004.

Ladies and Gentlemen:

      AMF Bowling, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $ 900,000,000 principal amount at maturity of the Zero Coupon Convertible Debentures due 2018, convertible into Common Stock, par value $0.01 per share ("Stock"), of the Company, specified above (the "Firm Securities") and, at the election of the Purchasers, up to an aggregate of $ 225,000,000 additional aggregate principal amount at maturity (the "Optional Securities") (the Firm Securities and the Optional Securities which the Purchasers elect to purchase pursuant to Section 2 hereof are herein collectively called the "Securities").

      1. The Company represents and warrants to, and agrees with, each of the Purchasers that:

            (a) A preliminary offering circular, dated April 27, 1998 (the "Preliminary Offering Circular"), and an offering circular, dated May 6, 1998 (the "Offering Circular"), have been prepared in connection with the offering of the Securities and shares of the Stock issuable upon conversion, repurchase or redemption thereof. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

            (b) The Company's most recent Annual Report on Form 10-K and all subsequent documents filed prior to or at the Time of Delivery with the United States Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended or supplemented (hereinafter called the "Exchange Act Reports"), when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and the Exchange Act Reports
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      did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (c) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, management, properties, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, properties, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Offering Circular (other than the issuance of Stock upon exercise of outstanding options under the Company's 1996 Stock Incentive Plan);

            (d) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and any real property and buildings held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its subsidiaries;

            (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such failure to be so qualified or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (f) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such failure to be so qualified or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (g) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Offering Circular; and the shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture referred to below, will be duly and validly issued,


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      fully paid and non-assessable and will conform to the description of the
      Stock contained in the Offering Circular; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except the pledge of the shares of certain subsidiaries of the Company as collateral security for the obligations of AMF Bowling Worldwide, Inc., a Delaware Corporation and indirect wholly owned subsidiary of the Company ("AMF Bowling Worldwide") pursuant to the Third Amended and Restated Credit Agreement, dated as of November 3, 1997, among AMF Bowling Worldwide, the lenders parties thereto, Goldman Sachs Credit Partners L.P. and Citicorp Securities, Inc., as Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, Citibank, N.A., as Administrative Agent, and Citicorp USA, Inc., as Collateral Agent, as in effect on the date hereof (the "Third Amended and Restated Credit Agreement"); and, except as set forth in the Offering Circular, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any of its subsidiaries;

            (h) The Firm Securities and Optional Securities have been duly authorized and, when issued and delivered pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, entitled to the benefits provided by the indenture to be dated as of May 12, 1998 (the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee"), under which they are to be issued; the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Offering Circular;

            (i) Each of the Company and each of the subsidiaries of the Company listed on the signature pages hereof (the "Designated Subsidiaries") has all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby, including without limitation, in the case of the Company, the corporate power and authority to issue, sell and deliver the Securities, as provided herein;

            (j) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

            (k) Prior to the date hereof, neither the Company nor any of its subsidiaries has taken any action which is designed to or which has constituted or which would reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

            (l) The issue and sale of the Firm Securities and Optional Securities by the Company hereunder and the compliance by the Company and each of the Designated Subsidiaries with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument to which the Company, any Designated


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      Subsidiary or any of their respective subsidiaries is a party or by which the Company, any Designated Subsidiary or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, any Designated Subsidiary or any of their respective subsidiaries is subject, which conflict, breach, violation or default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation, By-laws or other organizational documents of the Company, any Designated Subsidiary or any of their respective subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any Designated Subsidiary or any of their respective subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company or any Designated Subsidiary of the transactions contemplated by this Agreement or the Indenture, except (i) the filing of a registration statement by the Company with the Commission pursuant to the United States Securities Act of 1933, as amended (the "Act") pursuant to Section 5(k) hereof and related qualification of the Indenture under the TIA (as hereinafter defined) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and (ii) such consents, approvals, authorizations, registrations or qualifications as may be required to permit the Company and its subsidiaries to retain its existing liquor and gaming, lottery and gambling licenses;

            (m) Each of the Company and each of its subsidiaries has complied in all respects with all laws, regulations and orders applicable to it or its businesses the violation of which would have a Material Adverse Effect;

            (n) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation, By-laws or other organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, sale/leaseback agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (o) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Company and each of its subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to engage in the business currently conducted by it in the manner described in the Offering Circular; (ii) all Authorizations required pursuant to clause (i) of this paragraph are valid and in full force and effect; and
      (iii) each of the Company and each of its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto;

            (p) The statements set forth in the Offering Circular under the caption "Description of Debentures" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Securities and the Stock, and under the captions "Certain Transactions", "Description of Certain Indebtedness" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects and represent a fair summary of such laws and documents;

            (q) Other than as set forth or contemplated in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, would interfere with or adversely affect the issuance and sale of the Securities or the Stock issuable upon conversion thereof or would affect the validity of this Agreement or the Indenture; and, to the best of the Company's


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      knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (r) When the Firm Securities and Optional Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under
      Section 6 of the Exchange Act or quoted in a U.S.
      automated inter-dealer quotation system;

            (s) The Company is subject to Section 13 or 15(d) of the Exchange
      Act;

            (t) The Company is not and, after giving effect to the offering and sale of the Securities, will not be, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (u) Neither the Company, nor any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902; provided that no representation is made herein as to the actions of you or your affiliates other than the Company and its subsidiaries;

            (v) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same class (within the meaning of Rule 144A under the Act) as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

            (w) The consolidated historical financial statements, together with related schedules and notes, set forth in the Offering Circular fairly present, in all material respects, the consolidated financial position and condition of the Company and its subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with United States generally accepted accounting principles consistently applied throughout such periods. The pro forma financial statements contained in the Offering Circular have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly, in all material respects and in accordance with such assumptions, the historical and proposed transactions described in the Offering Circular or contemplated by this Agreement. The other financial information and data included in the Offering Circular, historical and pro forma, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries;

            (x) Except as set forth in the Offering Circular, neither the Company or any of its subsidiaries has violated any applicable existing federal, state, local or international laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material ("Environmental Laws"); lacks any permits, licenses


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      or other approvals required of it under applicable Environmental Laws; or
      is violating any term or condition of any such permit, license or approval, except, in each case, for any instances of violation, lack or noncompliance that, either individually or in the aggregate, would not have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance;

            (y) Each of the Company and each of its subsidiaries owns or possesses or has the right to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") presently employed by it in connection with, and material to, individually or in the aggregate, the operation of the businesses now operated by it, and, except as described in the Offering Circular, none of the Company or any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property in connection with the business and operations of the Company and each of its subsidiaries does not infringe on the rights of any person, except any such infringements that, individually or in the aggregate, would not result in a Material Adverse Effect;

            (z) All tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been timely and duly filed, other than those filings being contested in good faith, except where the failure to so file any such returns, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There are no tax returns of the Company or any of its subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or any of its subsidiaries has received notice), where the findings of such audit would reasonably be expected to result in a Material Adverse Effect. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest and other than those that are not material or that would not result in a Material Adverse Effect;

            (aa) Each of the Company and each of its subsidiaries maintains insurance covering its properties, operations, personnel and businesses which insures against such losses and risks as are adequate in accordance with its reasonable business judgment to protect the Company and each of its subsidiaries and their businesses. None of the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at each Time of Delivery (as defined in Section 4 hereof), except for any failures to be so in force as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

            (bb) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is imminent except any such disputes as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor or any of its subsidiaries is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which could reasonably be expected to result in a Material Adverse Effect;


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            (cc) There are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution of this Agreement by the Company or any of its subsidiaries, as the case may be, or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand the Company or any of its subsidiaries to register under the Act or analogous foreign laws and regulations any securities held by them, except (i) the Registration Rights Agreement, dated as of March 21, 1996, by and among the Company, certain guarantors of the securities referred to therein and Goldman, Sachs & Co., and (ii) the Registration Rights Agreement, dated as of April 30, 1996, by and among the Company and certain of its stockholders as of such date, as amended to the date hereof; and (iii) the Registration Rights Agreement, to be dated as of May 12, 1998, by and among the Company, the Designated Subsidiaries and the Purchasers (the "Registration Rights Agreement"); and

            (dd) Each of Arthur Andersen LLP, who have certified certain financial statements of the Company and its subsidiaries, Price Waterhouse LLP, who have certified certain financial statements of the predecessor to the Company and its subsidiaries, and Todres & Scheiffer, who have certified certain financial statements of Charan Industries, Inc., are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

      2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 24.499% of the principal amount thereof at maturity, plus accrued Original Issue Discount (as defined in the Offering Circular) from May 12, 1998 to the Time of Delivery hereunder, the principal amount at maturity of Firm Securities set forth opposite the name of such Purchaser in Schedule I hereto, and (b) in the event and to the extent that the Purchasers shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount at maturity of the Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractions of $1,000) determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount at maturity of Optional Securities which such Purchaser is entitled to purchase as set forth opposite the name of such Purchaser in Schedule I hereto and the denominator of which is the maximum aggregate principal amount at maturity of Optional Securities which all of the Purchasers are entitled to purchase hereunder.

      The Company hereby grants to the Purchasers the right to purchase at their election up to $225,000,000 aggregate principal amount at maturity of Optional Securities, at the same purchase price set forth in clause (a) of the first paragraph of this Section 2 for the sole purpose of covering overallotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount at maturity of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

      3. Upon the authorization by you of the release of the Firm Securities, the several Purchasers propose to offer the Firm Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

            (a) It will offer and sell the Securities only to persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A;

            (b) It is an Institutional Accredited Investor; and


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
      (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

      4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of such Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds to an account(s) designated by the Company, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on May 12, 1998 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Purchasers' election to purchase such Optional Securities, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Time of Delivery", such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

      (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(j) hereof, will be delivered at such time and date at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00. p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

      5. The Company agrees with each of the Purchasers:

            (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

            (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the shares of Stock issuable upon conversion, redemption or repurchase of the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (c) To furnish the Purchasers with 4 copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such

      Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

            (d) During the period beginning from the date hereof and continuing to and including the 90th day after the date of the Offering Circular, directly or indirectly, not to issue, offer, sell, contract to sell, pledge, grant an option to purchase or otherwise dispose of any Securities or shares of Stock (other than the issuance of Stock (i) pursuant to existing employee stock option and stock purchase plans or the Company's proposed 1998 Stock Incentive Plan (the "98 Plan"), (ii) upon conversion, redemption or repurchase of the Securities or (iii) as consideration for acquisitions of bowling centers or other related entities so long as the seller of the center or centers or other related entity or entities to be acquired agrees to be bound by the provisions of this Section 5(d)) or any other securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to existing employee stock option and stock purchase plans or the 98 Plan, upon the conversion of outstanding convertible securities or warrants or pursuant to existing earn-out obligations arising out of prior acquisitions), or enter into any swap, option, future, forward or other cash-settled or physically-settled hedging transaction relating to the Securities or the Stock that transfers, in whole or in part, the economic consequence of ownership of such securities or any securities substantially similar to the Securities or the Stock, in each case without your prior written consent;

            (e) Not to be or become, at any time prior to the expiration of two years after such Time of Delivery, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

            (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection
      (d)(4)(i) of Rule 144A under the Act;

            (g) If requested by you, to use its best efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

            (h) To furnish to the holders of the Securities as soon as available (and in any event no later than the time within which the Company is required to file its Form 10-K with the Commission) after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as available (and in any event no later than the time within which the Company is required to file its Forms 10-Q with the Commission) after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

            (i) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

            (j) During the period of two years after such Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) which it controls to, resell any of the Securities or any Stock issued upon conversion, redemption or repurchase thereof which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

            (k) The Company shall file and use its best efforts to cause to be declared or become effective under the Act, on or prior to 180 days after the First Time of Delivery, a shelf registration statement on an available Form with respect to resales, from time to time, of the Securities and the Stock issuable upon conversion, redemption or repurchase thereof and to use its best efforts to maintain the effectiveness of such registration statement during the period required under Section 2 of the Registration Rights Agreement;

            (l) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds";

            (m) To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Securities; and

            (n) To use its best efforts to list, subject to notice of issuance, the shares of Stock issuable upon conversion of the Securities on the New York Stock Exchange (the "Exchange").

      6. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and the shares of Stock issuable upon conversion of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion, redemption or repurchase of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys;
(iv) any fees charged by securities rating services for rating the Securities;
(v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and , if requested by the Trustee, the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL and the listing of the shares of Stock issuable upon conversion, redemption or repurchase of the Securities; (viii) the cost and charges of any transfer agent or registrar for the Securities or the Stock issuable upon conversion, redemption or repurchase thereof; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

      7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) Sullivan & Cromwell, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (b) Wachtell, Lipton, Rosen & Katz, counsel for the Company, shall have furnished to you their written opinion, dated such the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular;

                  (ii) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the shares of Stock initially issuable upon conversion, redemption or repurchase of the Securities, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued and fully paid and non-assessable, and will conform to the description of the Stock contained in the Offering Circular; except as set forth in the Offering Circular, to such counsel's knowledge, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company;

                  (iii) The Company has been duly qualified as a foreign
            corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such failures to be so qualified or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                  (iv) Each of the Company and each of AMF Bowling Worldwide,
            AMF Group Holdings Inc., a Delaware corporation, AMF Bowling Holdings Inc., a Delaware corporation, AMF Bowling Centers Holdings Inc., a Delaware corporation, and AMF Worldwide Bowling Centers Holdings Inc., a Delaware corporation (collectively, the "Delaware Subsidiaries"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

                  (v) To such counsel's knowledge and other than as set forth or contemplated in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, would interfere with or adversely affect the issuance and sale of the Securities or would affect the validity of this Agreement or the Indenture;

                  (vii) The Securities being issued at such Time of Delivery constitute valid and legally binding obligations of the Company enforceable in accordance with its terms and entitled to the benefits provided by the Indenture subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture conform to the descriptions thereof in the Offering Circular;

                  (viii) The Indenture constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (ix) The issue and sale of the Securities being issued at such
            Time of Delivery and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (a) known to such counsel and (b) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and which is a "material contract" within the meaning of
            Item 601 of Regulation S-K promulgated under the Exchange Act, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except that such counsel need express no opinion as to any statute, order, rule or regulation relating to liquor and gaming, lottery and gambling licenses;

                  (x) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required under federal or New York law or the General Corporation Law of the State of Delaware for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except
            (i) such as may be required under the Act in connection with the shares of Stock issuable upon conversion of the Securities or under the TIA in connection with the qualification of the Indenture thereunder, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and (ii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required to permit the Company and its subsidiaries to retain its existing liquor and gaming, lottery and gambling licenses;

                  (xi) Each of the Company and each of the Delaware Subsidiaries has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including without limitation the corporate power and authority to issue, sell and deliver the Securities as provided herein;

                  (xii) To such counsel's knowledge, neither the Company nor any of the Delaware Subsidiaries is in violation of its Certificate of Incorporation or By-laws;

                  (xiii) The statements set forth in the Offering Circular under the caption "Description of Debentures", "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Securities and the Stock, and under the captions "Certain Transactions", "Description of Certain Indebtedness" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects and represent a fair summary of such provisions;

                  (xv) No registration of the Securities under the Act, and no qualification of an indenture under the United States Trust Indenture Act of 1939 (the "TIA") with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement; and

                  (xvii) Such counsel have no reason to believe that the
            Offering Circular and any further amendments or supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) contained as of its date or contains as of such Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States.

            (c) McGuire, Woods, Battle & Boothe LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) Each of the Designated Subsidiaries incorporated in the
            State of Virginia has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; each such subsidiary has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except the pledge of the shares of certain subsidiaries of the Company as collateral security for the obligations of AMF Bowling Worldwide pursuant to the Second Amended and Restated Credit Agreement as in effect on the date hereof and as amended and restated as the Third Amended and Restated Credit Agreement; and except as set forth in the Offering Circular, based on an examination of the corporate records and minute books, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any such subsidiary (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect to matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                  (ii) This Agreement has been duly authorized, executed and delivered by the Company and each of the Designated Subsidiaries;

                  (iii) The Securities being issued at such Time of Delivery have been duly authorized, executed, issued and delivered by or on behalf of the Company, assuming due authentication thereof by the Trustee in accordance with the Indenture;

                  (iv) The shares of Stock initially issuable upon conversion, redemption or repurchase of the Securities have been duly and validly authorized and reserved for issuance;

                  (v) The Indenture has been duly authorized, executed and
            delivered by the parties thereto;

                  (vi) The statements set forth in the Offering Circular under the caption "Certain Federal Income Tax Considerations", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects and represent a fair summary of such provisions; and

                  (vii) Each of the Designated Subsidiaries incorporated in the
            Commonwealth of Virginia has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby;

            In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Virginia and the federal laws of the United States.

            (d) On the date of the Offering Circular at a time prior to the execution of this Agreement and also at each Time of Delivery, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto, and each of Price Waterhouse LLP and Todres & Scheiffer, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

            (e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of Goldman, Sachs & Co. on behalf of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

            (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

            (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of Goldman, Sachs & Co. on behalf of the Purchasers makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Offering Circular;

            (h) The Securities have been designated for trading on PORTAL;

            (i) The Company has obtained and delivered to the Purchasers executed copies of an agreement from each director and executive officer of the Company, substantially to the effect set forth in subsection 5(d) hereof in form and substance satisfactory to you, except as waived by Goldman, Sachs & Co. on behalf of the Purchasers;

            (j) The Company shall have furnished or caused to be furnished to you at each Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section and as to such other matters as you may reasonably request;

            (k) The shares of Stock issuable upon conversion of the Securities shall have been duly listed, subject to notice of issuance, on the Exchange; and

            (l) The Company and the Designated Subsidiaries, on the one hand, and the Purchasers, on the other hand, shall each have entered into the Registration Rights Agreement and received the executed counterparts of the other.


      8     (a) The Company and the Designated Subsidiaries, jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Designated Subsidiaries shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

            (b) Each Purchaser will indemnify and hold harmless the Company and the Designated Subsidiaries against any losses, claims, damages or liabilities to which the Company or the Designated Subsidiaries may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and the Designated Subsidiaries for any legal or other expenses reasonably incurred by the Company and the Designated Subsidiaries in connection with investigating or defending any such action or claim as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under subsection
      (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Designated Subsidiaries on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Designated Subsidiaries on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Designated Subsidiaries on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Designated Subsidiaries bear to the total underwriting discounts and commissions received by the Purchasers with respect to the Securities purchased under this Agreement, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Designated Subsidiaries on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Designated Subsidiaries and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e) The obligations of the Company and the Designated Subsidiaries under this Section 8 shall be in addition to any liability which the Company and the Designated Subsidiaries may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Designated Subsidiaries within the meaning of the Act.

      9     (a) If any Purchaser shall default in its obligation to purchase the
Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

            (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount at maturity of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount at maturity of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount at maturity of Securities which such Purchaser agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount at maturity of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

            (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount at maturity of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount at maturity of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Purchasers to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

      10 The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

      11 If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Purchaser in respect of the Securities not so delivered except as provided in Sections 6 and 8 hereof.

      12 In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on your behalf.

      All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention:
Secretary, with copies to (a) GS Capital Partners II, L.P., 85 Broad Street, New York, New York 10004, Attention: David J. Greenwald, Esq., (b) Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, Attention: Daniel
A. Neff, Esq. and (c) McGuire, Woods, Battle & Boothe LLP, 901 East Cary Street, Richmond, Virginia 23219, Attention: Joseph C. Carter, III, Esq.; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

      13 This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

      14 Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

      15 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      16 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      If the foregoing is in accordance with your understanding, please sign and return to us 8 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be furnished to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                        Very truly yours,


                                        AMF Bowling, Inc.
                                        AMF Group Holdings Inc.
                                        AMF Bowling Worldwide, Inc.
                                        AMF BCO-China, Inc.
                                        AMF BCO-France One, Inc.
                                        AMF BCO-France Two, Inc.
                                        AMF BCO-UK One, Inc.
                                        AMF BCO-UK Two, Inc.
                                        AMF Beverage Company of Oregon, Inc.
                                        AMF Beverage Company of W. Va., Inc.
                                        AMF Bowling Centers, Inc.
                                        AMF Bowling Centers China, Inc.
                                        AMF Bowling Centers International Inc.
                                        AMF Bowling Centers (Aust)
                                        International Inc.
                                        AMF Bowling Centers (Canada)
                                        International Inc.
                                        AMF Bowling Centers (Hong Kong)
                                        International Inc.
                                        AMF Bowling Centers Holdings Inc.
                                        AMF Bowling Centers Spain Inc.
                                        AMF Bowling Centers Switzerland Inc.
                                        AMF Bowling Products, Inc.
                                        AMF Bowling Holdings Inc.
                                        AMF Bowling Mexico Holding, Inc.
                                        AMF Worldwide Bowling Centers
                                        Holdings Inc.
                                        Boliches AMF, Inc.
                                        Bush River Corporation
                                        King Louie Lenaxa, Inc.
                                        American Recreation Centers Inc.
                                        Burleigh Recreation, Inc.
                                        300, Inc.
                                        Lake Grove Centers, Inc.
                                        Michael Jordan Golf Company, Inc.
                                        Michael Jordan Golf-Water Tower, Inc.
                                        MJG-O'Hare, Inc.


                                        By: _____________________________
                                               Name: Stephen E. Hare
                                               Title: Executive Vice President



Accepted as of the date hereof:
Goldman, Sachs & Co.

Cowen & Company
Morgan Stanley & Co. Incorporated
Schroder & Co. Inc.


By: ______________________________
      (Goldman, Sachs & Co.)

On behalf of each of the Purchasers

                                   SCHEDULE I

                                                                    PRINCIPAL AMOUNT
                                                PRINCIPAL            AT MATURITY OF
                                                 AMOUNT AT              OPTIONAL
                                                MATURITY OF         SECURITIES TO BE
                                                SECURITIES            PURCHASED IF
                                                  TO BE              MAXIMUM OPTION
                  PURCHASER                     PURCHASED               EXERCISED
                  ---------                     ---------               ---------


Goldman, Sachs & Co. ..............            $585,000,000            $146,250,000
Cowen & Company ...................              90,000,000              22,500,000
Morgan Stanley & Co. Incorporated..             135,000,000              33,750,000
Schroder & Co. Inc. ...............              90,000,000              22,500,000

                                               ------------            ------------
      Total .......................            $900,000,000            $225,000,000
                                               ============            ============

                                                                         ANNEX I

      Pursuant to Section 7(d) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

            (i) They are independent certified public accountants with respect to the Company and its subsidiaries as would be required within the meaning of the Act and the applicable published rules and regulations thereunder;

            (ii) In their opinion, the financial statements audited by them and included in the Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements for the periods specified in such letter;

            (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of any unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

            (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

            (v) They have compared the information in the Offering Circular under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

            (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                  (A) (i) the unaudited consolidated statements of income,
            consolidated balance sheets and consolidated statements of cash flows do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows for them to be in conformity with generally accepted accounting principles;

                  (B) any other unaudited income statement data and balance
            sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;

                  (C) the unaudited financial statements which were not included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Offering Circular and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;

                  (D) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular, except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

                  (E) for the period from the date of the latest financial
            statements included in the Offering Circular to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

            (viii) In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs
      (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                        ANNEX II

      Pursuant to Section 7(d) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

            (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder; and

            (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Purchasers (the "Representatives") and are attached hereto.


                                      II-1